                                                                Exhibit 99.3

PROXY                                                                  PROXY
-----                                                                  -----


                          BIOTRANSPLANT INCORPORATED
                           Building 75, 3rd Avenue
                            Charlestown Navy Yard
                            Charlestown, MA 02129


                       SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ____________, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Elliot Lebowitz, Richard V. Capasso and Steven D. Singer and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of BioTransplant Incorporated, a Delaware corporation (the "Corporation"), which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Corporation to be held on ____________, 2001, at 10:00 a.m. (local time) at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof. However, a proxy card indicating a vote against or abstention from a specific proposal may not be used by the proxies to vote for adjournment or postponement of the meeting for the purpose of giving management additional time to solicit votes to approve that specific proposal.

          (Continued and to be dated and signed on reverse side)


SEE REVERSE SIDE                                              SEE REVERSE SIDE





                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF STOCKHOLDERS
                           BIOTRANSPLANT INCORPORATED

                               __________ __, 2001

A   /X/   PLEASE MARK YOUR
          YOUR VOTES AS IN THIS
          EXAMPLE


                                                                                For         Against       Abstain

1.   To approve the issuance of up to 5,610,000 shares                          / /            / /            / /
     of BioTransplant common stock to security holders
     of Eligix, Inc., either in the merger or upon exercise
     or conversion of Eligix options, warrants and notes
     assumed by BioTransplant in the merger, and 990,000
     shares of common stock to members of Eligix
     management as contemplated by the agreement and
     plan of merger.


2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including without limitation, potential adjournments or postponements of the meeting for the purpose of soliciting additional proxies in order to approve the proposed issuance of BioTransplant common stock in connection with the merger.

Please read the reverse side of this card

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

------------------------------           ---------------------------------------

------------------------------           ---------------------------------------

------------------------------           ---------------------------------------


Signature:                  Date:        Signature:                  Date:
          -----------------      ------            -----------------      ------



NOTE: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.